EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 333-46939 and 333-50767 on Form S-8 of our report dated April 23, 2007, relating to the consolidated financial statements of Star Buffet, Inc. and Subsidiaries as of January 29, 2007 and January 30, 2006 and for each of the three fiscal years in the period ended January 29, 2007, included in the Annual Report on Form 10-K for the year ended January 29, 2007.

/s/ MAYER HOFFMAN MCCANN P.C.

Mayer Hoffman McCann P.C.

Phoenix, Arizona
April 23, 2007